Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

This Certification accompanies the Form 10-Q for the quarterly period ended March 31, 2008, of China Valves Technology, Inc.

The undersigned, Siping Fang, the Chief Executive Officer, and Jing Chen, the Chief Financial Officer, of China Valves Technology, Inc. (the “Company”), DO HEREBY CERTIFY that:

1.	The Company’s Form 10-Q for the quarterly period ended March 31, 2008 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 15h day of January, 2009.

/s/ Siping Fang
Siping Fang
Chief Executive Officer
(Principal Executive Officer)

/s/ Jing Chen
Jing Chen
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to China Valves Technology, Inc. and will be retained by China Valves Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.